Exhibit 99.1
Nautilus Biotechnology Reports First Quarter 2025 Financial Results
SEATTLE, WA, April 29, 2025 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single-molecule proteome analysis platform, today reported financial results for the first quarter ended March 31, 2025.

“In Q1, we saw continued development progress based on the results of internal verification and validation work we’ve done on our Tau proteoform assay,” said Sujal Patel, CEO of Nautilus Biotechnology. “The assay’s reproducibility, accuracy, dynamic range, and sample compatibility align closely with our anticipated launch specifications and with the requirements we continue to hear from potential customers and partners. We are confident that 2025 will be the year that researchers begin to apply the Nautilus platform’s capabilities to ask and answer important biological questions about the role of Tau proteoforms in Alzheimer's disease and other neurodegenerative diseases.”
First Quarter 2025 Financial Results
Operating expenses were $18.8 million for the first quarter of 2025, a 13% decrease compared to $21.6 million for the corresponding prior year period. The decrease in operating expense is attributable to continued focus on cost optimization, variability in the timing of research and development activities, decreased stock-based compensation expense, and decreased professional services including costs related to the shelf registration statement filed during 2024.
Net loss was $16.6 million for the first quarter of 2025, as compared to the net loss of $18.7 million for the corresponding prior year period.

Cash, cash equivalents, and investments were $192.8 million as of March 31, 2025.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the first quarter 2025 financial results, business developments and outlook before market open on Tuesday, April 29, 2025, at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding operating expenses and cash runway; expectations with respect to any revenue timing or projections; expectations with respect to the development required for and the timing of the launch of Nautilus’ product platform and full commercial availability; the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome or proteoform access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery; expectations regarding platform specifications required by potential customers and partners and the timeline for adoption of Nautilus’ platform by researchers; and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2025 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of March 31, 2025 and December 31, 2024 (Unaudited)

(in thousands)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$33,238	$27,646
Short-term investments	105,572	102,247
Prepaid expenses and other current assets	2,791	2,933
Total current assets	141,601	132,826
Property and equipment, net	3,790	4,076
Operating lease right-of-use assets	27,096	28,256
Long-term investments	54,023	76,405
Other long-term assets	1,180	1,180
Total assets	$227,690	$242,743
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$841	$987
Accrued expenses and other liabilities	3,073	2,548
Current portion of operating lease liabilities	4,242	4,097
Total current liabilities	8,156	7,632
Operating lease liabilities, net of current portion	25,099	26,381
Total liabilities	33,255	34,013

Stockholders' equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	483,865	481,679
Accumulated other comprehensive income	189	57
Accumulated deficit	(289,632)	(273,019)
Total stockholders’ equity	194,435	208,730
Total liabilities and stockholders' equity	$227,690	$242,743

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three Months Ended March 31, 2025 and 2024 (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2025	2024
Operating expenses
Research and development	$11,536	$12,930
General and administrative	7,308	8,677
Total operating expenses	18,844	21,607
Other income
Interest income	2,231	2,877
Total other income	$2,231	$2,877
Net loss	$(16,613)	$(18,730)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.15)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,144,240	125,135,451

Nautilus Biotechnology, Inc. Consolidated Statements of Cash Flows Three Months Ended March 31, 2025 and 2024 (Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(16,613)	$(18,730)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	2,168	3,114
Amortization of operating lease right-of-use assets	1,160	1,075
Depreciation	465	516
Amortization (accretion) of premium (discount) on securities, net	(541)	(751)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	167	(309)
Accounts payable	(131)	94
Accrued expenses and other liabilities	525	(268)
Operating lease liabilities	(1,137)	(1,007)
Net cash used in operating activities	(13,937)	(16,266)
Cash flows from investing activities
Proceeds from maturities of securities	26,630	23,000
Purchases of securities	(6,900)	—
Purchases of property and equipment	(219)	(647)
Net cash provided by investing activities	19,511	22,353
Cash flows from financing activities
Proceeds from exercise of stock options	18	245
Net cash provided by financing activities	18	245
Net increase in cash, cash equivalents and restricted cash	5,592	6,332

Cash, cash equivalents and restricted cash at beginning of period	28,648	20,399
Cash, cash equivalents and restricted cash at end of period	$34,240	$26,731